Exhibit (5)(m)

UBS Asset Management (Americas) Inc. 1285 Avenue of the Americas 12th Floor New York, NY 10019 www.ubs.com

March 28, 2016

Mr. James Langham

Managing Director

UBS Financial Services Inc.

1200 Harbor Boulevard

Weehawken, NJ 07086

Re:	Amendment to Dealer Agreement to Add New Series of UBS Money Series (UBS Select Government Preferred Fund and UBS Select Government Institutional Fund) and New Section 2(k)

Dear Jim:

We wish to amend and restate Schedule A to the following dealer agreement between UBS Financial Services Inc. and UBS Asset Management (US) Inc. (formerly known as UBS Global Asset Management (US) Inc., “UBS AM-US”) to reflect the launch of the above referenced funds:

•	Dealer Agreement dated as of May 9, 2011, as amended, pertaining to UBS Money Series – UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, UBS Select Tax-Free Institutional Fund, UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund, UBS Select Tax-Free Preferred Fund, UBS Prime Reserves Fund and UBS Prime Preferred Fund (the “Agreement”).

Such Schedule A was last revised pursuant to our correspondence dated January 25, 2016.

We also wish to amend the Agreement to insert the following as Section 2(k) of the Agreement:

UBS Financial Services shall provide to UBS AM and the Trust such information as shall reasonably be requested by any of them with respect to the compensation paid to other registered and qualified retail dealers UBS Financial Services may select to sell Shares through in connection with this Agreement, as well as any other information as is reasonably necessary to permit the Board to consider and make decisions relating to the applicable distribution contract. UBS Financial Services acknowledges that it is reasonable for UBS AM and the Trust to request that UBS Financial Services provide written reports from time to time of the amounts of compensation paid to other registered and qualified retail dealers UBS Financial Services may select to sell Shares through under this Agreement and the purposes for which such compensation was used. UBS Financial

Services agrees to provide any additional information and/or materials reasonably requested by UBS AM and/or the Trust in connection with any periodic due diligence and compliance reviews conducted by UBS AM or the Trust, including without limitation any Financial Intermediary Controls and Compliance Assessment (FICCA) Reports and SSAE 16 Reports.

We propose to amend and restate Schedule A as attached hereto, effective as of March 29, 2016, to add the names of the two new funds referenced above. We also propose that the Agreement be deemed amended to include additional Section 2(k) of the Agreement as indicated in the preceding paragraph. We request that you please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to us and retaining one copy for your records.

Regards,

UBS ASSET MANAGEMENT (US) INC.

By:	/s/ Keith A. Weller	By:	/s/ Eric Sanders
Name: Keith A. Weller		Name: Eric Sanders
Title: Executive Director & Senior Associate General Counsel		Title: Director & Associate General Counsel

Accepted and Agreed to:

UBS FINANCIAL SERVICES INC.

By:	/s/ James Langham	By:	/s/ Traci Simpson
Name: James Langham		Name: Traci Simpson
Title: Managing Director		Title: Executive Director

(Amended and Restated Schedule A to Dealer Agreement dated as of May 9, 2001, as amended, pertaining to UBS Money Series – UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, UBS Select Tax-Free Institutional Fund, UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund and UBS Select Tax-Free Preferred Fund, UBS Prime Preferred Fund and UBS Prime Reserves Fund, and effective March 29, 2016, UBS Select Government Preferred Fund and UBS Select Government Institutional Fund. This revised Schedule A is to be effective as of March 29, 2016.)

SCHEDULE A

With respect to shares of the following funds sold pursuant to this Dealer Agreement:

List of Funds:

UBS Money Series -

•	UBS Select Prime Institutional Fund
•	UBS Select Treasury Institutional Fund
•	UBS Select Tax-Free Institutional Fund
•	UBS Select Prime Preferred Fund
•	UBS Select Treasury Preferred Fund and
•	UBS Select Tax-Free Preferred Fund
•	UBS Prime Reserves Fund
•	UBS Prime Preferred Fund
•	UBS Select Government Institutional Fund
•	UBS Select Government Preferred Fund (each a “Fund” and collectively, the “Large Shareholder Funds”)

UBS Asset Management (US) Inc. (“UBS AM-US”) will pay UBS Financial Services Inc. a fee at the following annual rate:

Fee Rate Schedule:

•	if the aggregate average monthly assets in (1) the Large Shareholder Funds sold pursuant to this Dealer Agreement and (2) UBS (Cay) Select Prime Institutional Fund Ltd., UBS (Cay) Select Prime Preferred Fund Ltd., UBS (Cay) Select Treasury Institutional Fund Ltd. and UBS (Cay) Select Treasury Preferred Fund Ltd. that may be sold pursuant to a separate dealer agreement or placement agency agreement or similar document between UBS Financial Services Inc. and UBS AM-US (collectively, the “Covered Funds”) is less than $10 billion, then the annual rate is 0.04% of the average monthly value of a Fund’s assets;

•	if the aggregate average monthly assets in the Covered Funds is at least $10 billion but less than $30 billion, then the annual rate is 0.06% of the average monthly value of a Fund’s assets; and
•	if the aggregate average monthly assets in the Covered Funds is above $30 billion, then the annual rate is increased to 0.08% solely with respect to such assets above $30 billion (with the 0.06% rate being applicable to assets less than $30 billion) of the average monthly value of a Fund’s assets.

Provided that, the above amounts may be reduced by UBS Asset Management (US) Inc. (“UBS AM”), as indicated below:

Aggregate average monthly assets of Covered Funds is less than $10 billion:

If the effective total ordinary annual operating expenses for a month (expressed as an annualized basis point rate) of a Fund are equal to or greater than eight basis points (0.08%) during a month, then UBS AM - US shall pay UBS Financial Services Inc. at the annual rate of four basis points (0.04%); however, in the event that the effective total ordinary annual operating expenses of a Fund are less than eight basis points (0.08%) during a given month, then the annualized rate to be paid shall equal four basis points (0.04%) less the amount by which the effective total ordinary annual operating expenses are less than eight basis points (0.08%) (rounded to the nearest basis point).

Aggregate average monthly assets of Covered Funds is at least $10 billion but less than $30 billion:

If the effective total ordinary annual operating expenses for a month (expressed as an annualized basis point rate) of a Fund are equal to or greater than ten basis points (0.10%) during a month, then UBS AM - US shall pay UBS Financial Services Inc. at the annual rate of six basis points (0.06%); however, in the event that the effective total ordinary annual operating expenses of a Fund are less than ten basis points (0.10%) during a given month, then the annualized rate to be paid shall equal six basis points (0.06%) less the amount by which the effective total ordinary annual operating expenses are less than ten basis points (0.10%) (rounded to the nearest basis point).

Aggregate average monthly assets of Covered Funds above $30 billion:

If the effective total ordinary annual operating expenses for a month (expressed as an annualized basis point rate) of a Fund are equal to or greater than twelve basis points (0.12%) during a month, then UBS AM - US shall pay UBS Financial Services Inc. at an annual rate of eight basis points (0.08%) solely with respect to such assets above $30 billion; however, in the event that the effective total ordinary annual operating expenses of a Fund are less than twelve basis points (0.12%) during a given month, then the annualized rate to be paid shall equal eight basis points (0.08%) less the amount by which the effective total ordinary annual operating expenses are less than twelve basis points (0.12%) (rounded to the nearest basis point).